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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in Post Effective Amendment No. 1 to the Registration Statement of Star Services Group, Inc. on Form S-1, of our Auditor's Report dated March 22, 2000 on the consolidated financial statements of Star Services Group, Inc. as of December 31, 1999, 1998 and 1997, and the period from August 26, 1997 (inception) through December 31, 1997.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Horton & Company, LLC
-----------------------------
HORTON & COMPANY, LLC
Certified Public Accountants
Wayne, New Jersey

February 9, 2001